 EXHIBIT 99.1

Minerals Technologies Declares Quarterly Dividend

NEW YORK, July 19, 2023 – Minerals Technologies Inc. (NYSE: MTX) (“MTI” or “the Company”) today declared a regular quarterly dividend of $0.05 per share on the Company’s common stock. The dividend is payable on September 8, 2023, to the stockholders of record at the close of business on August 18, 2023.

About Minerals Technologies Inc.
New York-based Minerals Technologies Inc. (MTI) is a leading, technology-driven specialty minerals company that develops, produces, and markets a broad range of mineral and mineral-based products, related systems, and services. MTI serves globally a wide range of consumer and industrial markets, including household, food and pharmaceutical, paper, packaging, automotive, construction, and environmental. The company reported global sales of $2.1 billion in 2022. For further information, please visit our website at www.mineralstech.com.

Investor Contact:
Lydia Kopylova, (212) 878-1831

Media Contact:
Jennifer Albert, (212) 878-1840